Exhibit 5.1

BGA Law (Cayman) Limited

c/o 3-212 Governors Square

23 Lime Tree Bay Avenue

P.O. Box 30746

Seven Mile Beach

Grand Cayman KY1-1203

Cayman Islands

www.bga.law

23 October 2026

Our Ref: PIA26.052-1

Ping An Biomedical Co., Ltd

Conyers Trust Company (Cayman) Limited

Cricket Square, Hutchins Drive

PO Box 2681

Grand Cayman, KY1-1111

Cayman Islands

Dear Sir or Madam,

Ping An Biomedical Co., Ltd (the Company)

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s Registration Statement on Form F-3 (as amended) (the Registration Statement), filed with the U.S. Securities and Exchange Commission (the Commission) pursuant to the United States Securities Act of 1933 (as amended) (the Securities Act), relating to the registration by the Company of the offering, issuance and sale, from time to time and in one or more offerings, at an aggregate offering price of up to US$300,000,000 of the Class A ordinary shares of par value US$0.0000625 each (the Class A Ordinary Shares), preferred shares, warrants, and units, or any combination thereof (the Offering Shares).

We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

We based our opinion on the Companies Act (as amended) of the Cayman Islands (the Companies Act) currently in force. For the purposes of this opinion, we have examined the documents listed in Schedule 1.

We have relied on the assumptions set out in Schedule 2, which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, we give the following opinions under the laws of the Cayman Islands:

1.	The Company is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of the Cayman Islands.

2.	Based on our review of the Memorandum and Articles (as defined in Schedule 1), the authorised share capital of the Company is US$312,500 divided into 4,900,000,000 Class A Ordinary Shares of a par value US$0.0000625 each and 100,000,000 Class B Ordinary Shares of a par value US$0.0000625 each.

3.	The issue and allotment of the Offering Shares pursuant to the Registration Statement have been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the register of members of the Company, the Offering Shares will be validly issued and allotted, fully paid and non-assessable.

4.	The statements under the captions “Taxation” and ““Enforceability of Civil Liabilities” in the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Legal Matters”, and elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the documents listed in the Schedule 1, and express no opinion or observation upon the terms of any such document.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ BGA Law (Cayman) Limited

BGA Law (Cayman) Limited

Schedule 1

Documents Examined

1.	A copy of the certificate of incorporation of the Company dated 3 November 2021.

2.	A copy of the certificate of incorporation on change of name of the Company dated 15 September 2025.

3.	A copy of the second amended and restated memorandum and articles of association of the Company as conditionally adopted by a special resolution passed on 18 March 2026 (the Memorandum and Articles).

4.	A copy of the register of directors provided by the Company to us on 9 February 2026.

5.	A copy of the register of members provided by the Company to us on 12 February 2026.

6.	A copy of the certificate of good standing dated 20 October 2026 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the Registrar).

7.	A copy of written resolutions of the board of directors of the Company dated 23 October 2026 approving the offering, issuance and sale of the Offering Shares and Registration Statement.

(the items set out in paragraphs 1 to 7 above, collectively, the Company Records).

8.	The Company’s registration statement on Form F-3 and the accompanying prospectus filed by the Company with the Commission, including all amendments and supplements thereto (the Registration Statement).

Schedule 2

Assumptions

1.	All original documents examined in connection with this opinion are authentic. All signatures, initials and seals are genuine and are those of the persons authorised or granted power to sign and/or execute such documents. Copies of documents, conformed copies or drafts of documents provided to us are true, correct, and complete copies of, or in the final forms of, the originals, and the final drafts or executed copies conform in every material respect to the latest drafts of the same produced to us.

2.	No monies paid to or for the account of the ordinary shares represent or will represent proceeds of criminal conduct or criminal property (as defined in the Proceeds of Crime Act (as amended) or terrorist property (as defined in the Terrorism Act (as amended)).

3.	No matters under any law (other than the laws of the Cayman Islands) would or might affect the opinions set out above. Specifically, we have made no independent investigation of such laws.

4.	The Memorandum and Articles reviewed by us is the memorandum and articles of association currently in force at the date hereof.

5.	The Company Records are complete and accurate in all respects and all matters required by law and the Memorandum and Articles to be recorded therein are so recorded.

6.	Neither the directors nor the shareholders of the Company have taken any steps to have the Company de-registered, struck off or placed in liquidation. No steps have been taken to wind up the Company and no receiver has been appointed over the Company’s property or assets. No event of a type which is specified in the Memorandum and Articles of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

7.	There are no other resolutions, agreements, documents or arrangements otherwise than what we have examined as listed in Schedule 1 that would affect, amend or vary the transactions envisaged by the Registration Statement or affect our opinion in any way.

8.	Upon the issuance of the Offering Shares, the Company will receive consideration for the full issue price no less than the par value thereof.

Schedule 3

Qualifications

1.	To maintain the Company in good standing with the Registrar under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the timeframe prescribed by the Companies Act.

2.	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorizes to be inserted therein. A third-party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error). As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

3.	In this opinion the phrase “non-assessable“ means, with respect to the issuance of shares that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contribution to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance, in which a court may be prepared to pierce or lift the corporate veil).

4.	A restrictions notice may be issued by the corporate services provider of the Company in the event of the Company’s failure to disclose beneficial ownership information as required by the Companies Act. Upon issuance of such notice, in respect of the interests affected and amongst others, any transfer or agreement to transfer such interest may be void and the rights attached thereto may not be exercisable.

5.	We express no opinion as to the meaning, validity or effect of any references to foreign statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Registration Statement.

6.	We express no view as to the commercial terms of the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to the warranties or representations that may be made by the Company.

7.	We have not made any enquiry and express no opinion as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (as amended).

8.	We express no opinion on and our opinions are subject to the effect, if any, of any provisions of any document that relies upon numerical computation.

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